Logo - American Funds (R)

                          Capital Income Builder, Inc.
                             333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JAMES B. LOVELACE, Chairman and PEO, and SHERYL F. JOHNSON, Treasurer of Capital Income Builder, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

     1) The Registrant's periodic report on Form N-CSR for the period ended October 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                        Principal Financial Officer

CAPITAL INCOME BUILDER, INC.                       CAPITAL INCOME BUILDER, INC.

  /s/ James B. Lovelace                              /s/ Sheryl F. Johnson
----------------------------                       -----------------------------
James B. Lovelace, Chairman                        Sheryl F. Johnson, Treasurer

Date: January 7, 2005                              Date: January 7, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL INCOME BUILDER, INC. and will be retained by CAPITAL INCOME BUILDER, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.